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                   FIRST AMENDMENT TO STANDARD OFFICE LEASE

                               (MODIFIED GROSS)


     This First Amendment to Standard Office Lease (Modified Gross) is entered into as of this 15th day of May 1995 by and between CITADEL REALTY, INC., a Delaware corporation ("Lessor") and FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK, a federally chartered savings association ("Lessee").

                                    RECITALS

     A. Lessor and Lessee are parties to a Standard Office Lease (Modified Gross) dated for reference purposes only July 15, 1994 (the "Lease") relating to certain portions of the real property commonly described as 600 North Brand Boulevard, Glendale, California, all as more particularly described in the Lease (the "Premises").

     B. Lessee, as lender, and Lessor, as borrower, are considering the consummation of a lending transaction pursuant to which Lessee, as lender (in such capacity, "Lender") would lend to Lessor, as borrower (in such capacity, "Borrower") the sum of $5,338,500 (the "Loan") and Borrower would execute, among other documents and instruments, a Promissory Note Secured by Deed of Trust in favor of Lender (the "Note") and would further execute a Deed of Trust encumbering certain real property, including that real property in which the Premises are located (the "Deed of Trust"). The Note, Deed of Trust and any other documents evidencing or securing the Loan are referred to as the "Loan Documents."

     C. In order to induce the Lender to make the Loan, Lessor has agreed to amend the Lease as set forth below.

                                   AGREEMENT

     On the basis of the foregoing recitals, the parties agree as follows:

     1. Paragraph 1.6 of the Lease shall be amended to delete the word "first" and insert in lieu thereof the word "fourteenth."

     2. A new paragraph 4.9 shall be added to the Lease, to read in its entirety as follows:

         4.9 (a) Notwithstanding anything to the contrary in the Lease, if on the day any payment of monthly Base Rent is due from Lessee to Lessor under the Lease (a "Lease Payment Date"), Borrower has failed to pay in full an amount due under the Note, the Deed of Trust or any other Loan Document (the "Delinquent Amount"), then the original Lessee shall have the right to suspend ("Suspension Right") payment of the then monthly Base Rent (and no other amounts) to the extent of such Delinquent Amount, (the amount so suspended, the "Suspension Amount") provided that (i) Lessee is not in breach or default under the Lease, and (ii) Lessee pays to Lessor the amount, if any, by which the then monthly Base Rent exceeds the Suspension Amount. The
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     Delinquent Amount shall be based upon the amount of payments due under the
     Note, Deed of Trust or other Loan Documents, without giving effect to the acceleration of principal and interest under the Note, except if the Note has matured by its own terms. The Suspension Amount shall be computed by Lessee; provided however that in the event of manifest error in the computation of the Suspension Amount which results in overstatement of such amount, Lessee shall pay to Lessor interest at the rate provided in Section
     3.1 of the Note on the amount incorrectly suspended from the date of such suspension to the date such amount is paid to Lessor.

             (b) Lessee may, in its discretion, but shall have no obligation to, apply any Suspension Amount to the reduction of any amount owing under the Loan Documents. Lessee may, in its discretion, request waivers and other documentation which Lessee and its counsel determines to be appropriate, as a condition to application of such amounts. Lessee shall notify Lessor in the event, after any exercise of its Suspension Right, Lessee, in its discretion, determines not to apply any Suspension Amount to reduction of any amount owing under the Loan Documents.

             (c) Lessee shall, within five business days after the date all the Delinquent Amounts have been paid, pay to Lessor any and all Suspension Amounts (except to the extent such payment has been applied pursuant to subparagraph (b) above). Prior to such payment of the Delinquent Amounts and the expiration of such five-business-day period, Lessor shall not be entitled to exercise any right or remedy available to Lessor for nonpayment of the Suspension Amount including without limitation, application of the Security Deposit; provided, however, Lessor shall have the right to pursue all of Lessor's rights and remedies for any breach or default by Lessee other than payment of the Suspension Amount.

     3. The first sentence of paragraph (c) of Section 13.1 is amended to read as follows:

         "The failure by Lessee (i) to make any payment of Base Rent as and when due (giving effect, where applicable, to the provisions of Section 4.9), where such failure shall continue for a period of ten (10) days after the due date thereof, or (ii) to make any payment required to be made by Lessee hereunder (other than payment of Base Rent), as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Lessor to Lessee."

     4. Sections 1 through 3 of this Amendment shall terminate and be of no further force and effect upon the occurrence of the earlier of any of the following: (i) the original Lessee is released of liability under the Lease,
(ii) payment in full of all of the amounts due under the Note and other Loan Documents.

     5. The first sentence of Section 39.6 of the Lease shall be amended to state as follows:
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         Fidelity Federal Bank, a Federal Savings Bank, as Lessee, shall have an
Option to purchase the Office Building Project upon expiration of the initial term of the Lease at fair market value, provided that Citadel Realty, Inc. as Lessor or any direct or indirect subsidiary of Citadel Realty, Inc. or Citadel Holding Corporation (all such persons or entities shall be collectively referred to as "Lessor" for purposes of this Section 39.6 and Section 1.14 only) then owns the Office Building Project, by delivering written notice of exercise of the Option (the "option notice") to Citadel Realty, Inc., as Lessor, at least six (6) months, but no more than nine (9) months before the expiration of the initial term of the Lease."

     6. Except as modified in this Amendment, the terms of the Lease remain in full force and effect.

         IN WITNESS WHEREOF, we hereunto set our hands of the date first above written.

                                          CITADEL REALTY, INC.



                                          By:
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                                          FIDELITY FEDERAL BANK, A
                                          FEDERAL SAVINGS BANK


                                          By:
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